SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PLANAR SYSTEMS, INC.

(Name of Registrant As Specified In Its charter)

(Name of Person(s) Filing Proxy Statement)

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Notes:

December 13, 2010

Dear Fellow Shareholder:

Our Annual Meeting is scheduled for Thursday, January 20, 2011. Enclosed please find a copy of our Proxy Statement for this meeting, as well as our 2010 Annual Report.

We look forward to seeing as many of our shareholders as are able to attend the meeting. We recognize, however, that this is impractical for most of you. For this reason, we have enclosed a form of proxy and return envelope that you can use to ensure that your shares are represented at the meeting.

The election of three directors and the ratification of the appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 30, 2011 are the only matters our shareholders are being asked to vote on at the meeting. Information regarding these matters is presented in the body of the Proxy Statement, and we encourage you to review this information.

Please take a moment and sign, date and return the enclosed form of proxy. This way your shares will be represented whether or not you are able to attend the meeting. Many of our shareholders who hold their shares in “street-name” will also have the alternatives of voting either by touch-tone telephone call or via the Internet.

We thank you for your attention to this matter and for your continuing support of your Company.

Very truly yours,

Gerald K. Perkel President and Chief Executive Officer

1195 N.W. Compton Drive

Beaverton, OR 97006

(503) 748-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 20, 2011

To the Shareholders of

Planar Systems, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Planar Systems, Inc. (“Planar” or the “Company”) will be held on Thursday, January 20, 2011, at 3:00 p.m. local time, at 1195 N.W. Compton Drive, Beaverton, Oregon for the following purposes:

1.	To elect three directors, one for a two-year term and two for a three-year term;

2.	To ratify the appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 30, 2011; and

3.	To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on December 6, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on January 20, 2011: The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended September 24, 2010 are available at www.RRDEZProxy.com/2010/PlanarSystems.

By Order of the Board,

Gerald K. Perkel President and Chief Executive Officer

Beaverton, Oregon

December 13, 2010

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PLANAR SYSTEMS, INC.

1195 N.W. Compton Drive

Beaverton, OR 97006

(503) 748-1100

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 20, 2011

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of Planar Systems, Inc., an Oregon corporation (“Planar” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors”) from holders of the outstanding shares of Planar common stock, no par value (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held at 3:00 p.m. local time, on January 20, 2011, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect three members of the Board of Directors, ratify the appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 30, 2011, and transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Planar on or about December 20, 2010.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on December 6, 2010 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,950 beneficial holders of the 19,967,415 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the Annual Meeting.

Q:	Why is Planar providing these materials?

A:	Planar’s Board of Directors is providing these proxy materials to you in connection with Planar’s Annual Meeting of Shareholders, which will take place on January 20, 2011, at 3:00 p.m. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and other required information.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of three members of the Board of Directors (Proposal No. 1);

•	the ratification of the Audit Committee’s appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 30, 2011 (Proposal No. 2).

We will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	Planar’s Board of Directors recommends that you vote your shares “FOR” the election of the Board’s nominees for election to the Board of Directors and “FOR” the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm.

Q:	What shares owned by me can be voted?

A:	All shares of Planar common stock owned by you as of the close of business on December 6, 2010 (the “Record Date”) may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most shareholders of Planar hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Planar’s transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Planar. As the shareholder of record, you have the right to grant your voting proxy directly to Planar or to vote in person at the Annual Meeting. You may also vote your shares as described below under “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the Annual Meeting. Your broker or nominee has sent you instructions for how you can direct the broker or nominee to vote your shares. You may vote your shares by Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your proxy card or proof of identification. Even if you plan to attend the Annual Meeting, Planar recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	To vote your shares without attending the meeting, please sign, date and return the enclosed proxy card, or follow the instructions for Internet or telephone voting on the enclosed proxy card. This way your shares will be represented whether or not you are able to attend the meeting. Many of our shareholders who hold their shares in “street-name” will also have the alternatives of voting either by touch-tone telephone call, or via the Internet.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the corporate secretary of our company, by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD AUTHORITY” to vote for a nominee for election as a director. If you vote your shares without providing specific instructions, your shares will be voted FOR the nominees for election to the Board of Directors. If you vote to “WITHHOLD AUTHORITY” to vote for a nominee for election as a director, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted and will have no effect in determining whether the nominee is elected.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting for ratification of the appointment of KPMG LLP. If you vote your shares without providing specific instructions, your shares will be voted FOR the ratification of the appointment of KPMG LLP. If you vote to “ABSTAIN” from voting on the ratification of the appointment of KPMG LLP as the independent registered public accounting firm, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted and will have no effect in determining whether the proposal is approved.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. Proposal No. 2 contained in these proxy materials is considered a routine matter, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares on Proposal No. 2. However, Proposal No. 1 is considered a non-routine matter, so unless you have provided instructions to your broker with respect to Proposal No. 1, your broker will not have authority to vote your shares on Proposal No. 1 and your shares will constitute broker non-votes. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of shares entitled to vote or votes cast for or against a proposal.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	What is the voting requirement to approve the proposals?

A:	The election of the director nominees requires the affirmative “FOR” vote of a plurality of the votes cast in the election. The proposal for ratification of the Audit Committee’s appointment of KPMG LLP as the independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the votes cast on the proposal.

Q:	Who are the proxyholders and what do they do?

A:	The two persons named as proxyholders on the proxy card, Gerald K. Perkel, our President and Chief Executive Officer, and Gregory H. Turnbull, our Chairman of the Board, were designated by the Board of Directors. The proxyholders will vote all properly tendered proxies (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you vote your shares without providing specific instructions regarding each of the proposals, your shares will be voted “FOR” each proposal.

Q:	What does it mean if I receive more than one set of proxy materials?

A:	You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate set of proxy materials for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one set of proxy materials. Please vote your shares for each set of proxy materials that you receive by following the instructions in the enclosed proxy card.

Q:	How can I revoke my proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you may do any of the following:

•	sign and return another proxy card bearing a later date;

•	enter a new vote by Internet or by telephone following the instructions in the proxy card;

•	provide written notice of the revocation to Planar’s Corporate Secretary, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006, prior to the vote at the Annual Meeting; or

•	attend the meeting and vote in person.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in Planar’s Current Report on Form 8-K within four business days after the Annual Meeting.

Q.	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the proposals described in this Proxy Statement, Planar does not expect any additional matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gerald K. Perkel, Planar’s President and Chief Executive Officer, and Gregory H. Turnbull, Planar’s Chairman of the Board, will vote your shares on any additional matters properly presented for a vote at the Annual Meeting in a manner directed by a majority of the Board of Directors.

Q:	Who will count the vote?

A:	BNY Mellon Shareowner Services, the Company’s transfer agent, has been appointed to act as the inspector of election and will tabulate the votes. In the event BNY Mellon Shareowner Services is unable to do so, a representative of Planar’s legal counsel, Ater Wynne LLP, will act in this role.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Planar or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Planar’s management.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Planar will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Planar’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. In addition, Planar may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	How do I communicate with the Board of Directors?

A:	Any shareholder who wants to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Chairman of the Board, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the Board of Directors in a timely manner.

CORPORATE GOVERNANCE

Board Leadership Structure and Risk Oversight

The Company’s Board of Directors maintains a separation between the roles of Chief Executive Officer and Chairman of the Board. Mr. Perkel has served as our President and Chief Executive Officer since he joined the Company in 2005, and Mr. Turnbull has served as the Chairman of the Board of Directors since September 2005. Although the Company’s Bylaws do not mandate this leadership structure, the Board believes that the separation of these two leadership positions enhances the position of the independent directors with respect to the governance of the Company and promotes more active participation in establishing priorities of the Board, while affording the Chief Executive Officer the ability to focus more clearly on the day-to-day operational aspects and requirements of the Company’s business and operations.

The Board of Directors’ roles, directly and through delegation of certain subject areas to Committees of the Board of Directors, with respect to risk governance include:

(1)	overseeing and monitoring management’s Company-wide risk governance processes and activities,

(2)	ensuring that risk-related information derived from management’s risk governance activities and processes is reported to the Board, allowing the Board to assess the impact of risk matters on the Company’s strategy and business model, and for consideration in connection with all judgments and decisions made by the Board, and

(3)	periodically evaluating and adjusting, as appropriate, the respective roles of the Board of Directors and its committees in risk governance and management’s risk governance processes and activities.

Management’s risk governance processes and activities provide a framework for identifying, assessing, mitigating, monitoring and reporting all risks and risk-related information arising out of, relating to or associated with the Company and its business strategy, operations, relationships, properties, assets, liabilities, obligations and any other matters.

The Board of Directors maintains overall responsibility for oversight of the work of its various committees and derives information useful in its committee oversight role by having regular reports from the Chairpersons of the various committees. The Board of Directors delegates certain matters and responsibilities to its committees in connection with the Board’s overall risk governance function. The Compensation Committee is responsible for the governance of risks associated with compensation policies and practices, CEO compensation, our compensation plans (including equity compensation plans and programs), severance, change of control and other employment-related agreements, management succession planning and other employment-related matters. The Governance Committee is responsible for oversight of Board leadership structure and processes, board composition and director nomination, board compensation, the Company’s code of conduct, shareholder proposals and other corporate governance-related matters. The Audit Committee is responsible for oversight of risks associated with our accounting policies and practices, financial reporting process, system of internal controls and compliance activities, business continuity and disaster recovery, various operational risks, credit matters, insurance and property risks and the qualification, independence and performance of our independent auditors, and compliance with applicable legal and regulatory compliance requirements.

Director Independence

The Board of Directors has determined that J. Michael Gullard, Carl W. Neun, E. Kay Stepp, Gregory H. Turnbull and Steven E. Wynne are “independent” as defined by applicable Nasdaq Stock Market rules.

Board of Directors Committees

Audit Committee. The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended September 24, 2010, conducted seven meetings. The Audit Committee is responsible for, among other things, overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of the Company’s independent auditors. The members of the Audit Committee during fiscal year 2010 were Mr. Neun, Mr. Gullard and Mr. Wynne. The Board of Directors has determined that Mr. Neun is an “audit committee financial expert,” as such term is defined pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”). Messrs. Neun, Gullard and Wynne are each independent directors as defined by applicable SEC and Nasdaq Stock Market rules. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Investors” section of the Company’s website at: http://www.planar.com/CCBN/governance.cfm.

Compensation Committee. The Board of Directors also has appointed a Compensation Committee which, among other things, reviews executive compensation, establishes executive compensation levels and administers the Company’s equity plans. During the fiscal year ended September 24, 2010, the Compensation Committee held nine meetings. The current members of the Compensation Committee are Ms. Stepp, and Mr. Gullard and Mr. Turnbull, each of whom is independent within the meaning of applicable SEC and Nasdaq rules. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available in the “Investors” section of the Company’s website at: http://www.planar.com/CCBN/governance.cfm.

Governance Committee. The Board of Directors also has appointed a Governance Committee which, among other things, is responsible for reviewing and making recommendations to the Board regarding the Board’s composition and structure, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance. The Governance Committee held two meetings during the fiscal year ended September 24, 2010. The members of the Governance Committee during fiscal year 2010 were Ms. Stepp, Mr. Turnbull and Mr. Wynne, each of whom is independent within the meaning of applicable SEC and Nasdaq rules. The Board of Directors has adopted a written charter for the Governance Committee, a copy of which is available in the “Investors” section of the Company’s website at: http://www.planar.com/CCBN/governance.cfm.

Director Attendance at Board and Shareholder Meetings

During fiscal year 2010 the Company’s Board of Directors held four meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which such Director served during the period that such Director served. The Company encourages each member of the Board of Directors to attend each annual meeting of the Company’s shareholders. All but one of the members of the Board of Directors attended the 2010 Annual Meeting of Shareholders.

Director Nomination Procedures

The Governance Committee serves as the nominating committee responsible for seeking qualified candidates to serve on the Company’s Board of Directors and recommending them for the Board’s consideration. In recommending candidates for election to the Board of Directors, the Governance Committee will consider nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any unique skills or competencies not already represented on the Board of Directors, as well as general qualities and skills desirable in members of the Board of Directors, including factors relating to diversity, skills, occupation, experience in the context of the Company’s various businesses, products and technologies, and the needs of the Board, perceived chemistry in working with incumbent members of the Board, and whether the candidate would meet the definition of “independent” under applicable SEC and Nasdaq Stock Market rules. All nominees for the Board of Directors must have a reputation for integrity, honesty and adherence to high ethical standards. The Company does not have a formal policy with respect to the consideration of diversity (broadly construed) in identifying director candidates, however the Governance Committee does consider diversity in identifying and reviewing director nominee candidates, reflecting the Committee’s goal of achieving a balanced and diverse Board, with members whose skills, occupation, background, identity and experience complement each other, and together, contribute to the Board’s effectiveness as a whole. Evaluations of candidates generally involve a review of background materials and internal discussions as well as interviews with potential nominees . Upon selection of a qualified candidate, the Governance Committee recommends the candidate for consideration by the full Board of Directors.

Shareholders wishing to propose director candidates for consideration by the Governance Committee may do so by writing to the Secretary of the Company and providing information specified in Article III, Section 3.16 of the Company’s bylaws, including the candidate’s name, biographical information and qualifications. The Company’s bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company’s bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. See “Date for Submission of Shareholder Proposals.”

Communication with Directors

Any shareholder who wants to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Chairman of the Board, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the Board of Directors in a timely manner.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, three directors will be elected, one for a two-year term and two for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that each nominee will stand for election and will serve if elected as a director. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. The Company’s articles of incorporation provide that directors shall be apportioned among the classes so as to make all classes as nearly equal as possible. Accordingly, one director has been nominated for election at the Annual Meeting for a two-year term in order to equalize the membership of all three classes. There is no cumulative voting for election of directors.

Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors’ nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age at December 6, 2010, principal occupation or employment during at least the past five years, the periods during which he or she has served as a director of Planar and positions currently held with Planar.

	Age	Director Since	Expiration of Current Term	Position Held with Planar
Nominee for a Two-Year Term:
Steven E. Wynne	58	1996	2011	Director
Nominees for a Three-Year Term:
Carl W. Neun	67	2000	2011	Director
Gregory H. Turnbull	72	1986	2011	Chairman of the Board
Continuing Directors:
Gerald K. Perkel	55	2005	2012	President, Chief Executive Officer and Director
E. Kay Stepp	65	1998	2012	Director
J. Michael Gullard	65	2006	2013	Director

Steven E. Wynne. Mr. Wynne has served as a Director of the Company since 1996. Mr. Wynne currently serves as Senior Vice President of The ODS Companies, a diversified health care insurer. Mr. Wynne served as President and Chief Executive Officer of Sport Brands International, Ltd. (“SBI”) from March 2004 to March 2007. SBI owned a number of companies that created, developed, produced and distributed sports apparel and footwear under the Fila, Cloudveil and Motionwear brands. From April 2001 to April 2002 and from April 2003 to February 2004, Mr. Wynne was a partner in the law firm of Ater Wynne LLP, Portland, Oregon, the Company’s outside legal counsel. Mr. Wynne served as Acting Senior Vice President and General Counsel of FLIR Systems, Inc. from April 2002 to April 2003. Mr. Wynne served as Chairman and Chief Executive Officer of eteamz.com, an online community serving amateur athletics, from June 2000 until its sale to Active.com in December 2000. He served as President and Chief Executive Officer of adidas America from 1995 to 1999. Prior to that time, he was a partner in Ater Wynne LLP. Mr. Wynne received a bachelor’s degree from Willamette University and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of FLIR Systems, Inc. Mr. Wynne brings to the Board his long and broad experience as outside legal counsel to public and private technology companies, including the Company. Mr. Wynne also brings experience as the CEO of several marketing and brand-driven companies as well as management and operational experience in other public and private companies.

Carl W. Neun. Mr. Neun became a Director of the Company in December 2000. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc., a test and measurement company. From September 1987 through March 1993 he was Senior Vice President and Chief Financial Officer of Conner Peripherals, Inc., a disk drive company. Mr. Neun is Chairman of the Board of Powerwave Technologies, Inc. and a member of the Board of Directors of Radisys Corporation. He served as Chairman of the Board of Oregon Steel Mills, Inc. until January 2007, when the Company was acquired. Mr. Neun has a bachelor’s degree from Hamilton College and an MBA from the Wharton School at the University of Pennsylvania. Mr. Neun brings to the Board extensive financial and operational experience as a public company financial executive, as well as significant experience as a member of the board of directors of a number of other public companies. Based on his strong background and experience in finance and accounting matters for public companies, Mr. Neun qualifies as the Company’s “audit committee financial expert.”

Gregory H. Turnbull. Mr. Turnbull has served as a Director of the Company since 1986. He was elected as Chairman of the Board in September 2005. Mr. Turnbull has been a director of A.P. Pharma, Inc., a specialty pharmaceutical company, since 1986, serving as President and Chief Executive Officer of that company from October 2006 to July 2008, and as its Chief Financial Officer from January 2008 to February 2009. Previously, Mr. Turnbull was self-employed as a private investor and a consultant. Mr. Turnbull was a partner of Cable & Howse Ventures from 1983 to 1991 and served as an investment banker with Morgan Stanley & Co. and White, Weld & Co. prior to 1983. Mr. Turnbull received a BS in chemical engineering from Oregon State University and an MBA from Stanford University. Mr. Turnbull brings to the Board substantial experience as an investor, board member and executive of public and private technology companies. Mr. Turnbull’s longstanding service as a member of the Company’s Board of Directors for nearly 25 years also provides a unique perspective on the Board as to the growth and development of the Company and its businesses.

Gerald K. Perkel. Mr. Perkel has served as President and Chief Executive Officer of the Company since September 2005. At that time, Mr. Perkel was also elected to the Board of Directors. Mr. Perkel served as President and Chief Executive Officer of Merant PLC, a provider of ECM (enterprise change management) software, from 2001 to 2004, when the company was acquired by Serena Software. Mr. Perkel served as president of the Office Printing Business at Xerox from 2000 to 2001. Prior to that, Mr. Perkel was President of the Color Printing and Imaging Business at Tektronix, Inc. from 1995 to 2000. Mr. Perkel brings the experience of a long career in operational and leadership roles in public technology companies and offers the Board additional insight regarding the Company’s markets, technologies, business operations and management, and employee skills and abilities.

E. Kay Stepp. Ms. Stepp has served as a Director of the Company since August 1998. From 2002 to 2009, Ms. Stepp was chair of the board of Providence Health and Services. From 1994 to 2002, she was principal and owner of Executive Solutions, Inc., a consulting firm providing services to executives and boards of directors. From 1989 to 1992, Ms. Stepp held the position of President and Chief Operating Officer of Portland General Electric Company (“PGE”), a Portland, Oregon electric utility company. From 1978 to 1989, Ms. Stepp held various other executive positions at PGE. Ms. Stepp serves on the Board of Directors of FranklinCovey Company (NYSE) and StanCorp Financial Group (NYSE). She is a former director of the Federal Reserve Bank of San Francisco. Ms. Stepp received a BA from Stanford University and an MA from the University of Portland. Ms. Stepp brings a wealth of experience to the Board, including service in a variety of executive management and leadership positions with a publicly-traded utility company, experience as a consultant and counselor to senior executives and boards of directors of public and private companies and extensive experience as a board member with a number of public companies and a major regional health care organization.

J. Michael Gullard. Mr. Gullard was elected to the Board of Directors in November 2006. Mr. Gullard is the founder and a General Partner of Cornerstone Management, a family of technology focused venture capital funds. Mr. Gullard received a BA from Stanford University and an MBA from the Graduate School of Business at Stanford University. Mr. Gullard also serves on the Board of Directors of Dyntek, Inc., Alliance Semiconductor, Inc., Proxim Corp., Selectica, Inc., and JDA Software, Inc. Mr. Gullard previously served on the

Board of Directors of California Micro Devices Corporation and Transmeta Corporation. Mr. Gullard brings to the Board broad and significant entrepreneurial experience as a long time venture capital investor in technology companies. Mr. Gullard also brings extensive experience as a board member of a number of private and public technology companies.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF STEVEN E. WYNNE, CARL W. NEUN AND GREGORY H. TURNBULL, ITS NOMINEES FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF THE BOARD’S NOMINEES UNLESS A VOTE WITHHOLDING AUTHORITY IS SPECIFICALLY INDICATED. If a quorum is present, the Company’s bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company as of December 6, 2010.

Name	Age	Position
Gerald K. Perkel	55	President and Chief Executive Officer
E. Scott Hildebrandt	55	Vice President and Chief Financial Officer
Douglas K. Barnes	53	Vice President and General Manager
Stephen M. Going	47	Vice President, General Counsel and Secretary

Information concerning the principal occupation of Mr. Perkel is set forth under “Election of Directors.” Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

E. Scott Hildebrandt. Mr. Hildebrandt was appointed Vice President and Chief Financial Officer of the Company in November 2005. Mr. Hildebrandt had previously served as the Company’s Vice President and Chief Financial Officer from January 2005 to May 2005. Mr. Hildebrandt served as Senior Vice President and Chief Financial Officer of Merant PLC from November 2001 through May 2004 and served as Senior Vice President, Chief Financial Officer and Secretary of InFocus Corporation from June 1999 to November 2001. Before joining InFocus, Mr. Hildebrandt worked at Tektronix, Inc. and as a CPA with Deloitte & Touche from 1978 to 1983. Mr. Hildebrandt received a BS in Business Administration with a concentration in accounting and computer science from Oregon State University.

Douglas K. Barnes. Mr. Barnes currently is Vice President and General Manager. Previously, Mr. Barnes was Vice President and General Manager of the Industrial Business Unit and the Medical Business Unit, Vice President of European Sales and Marketing and earlier served as general manager of Planar’s North America operation. Since 1986, he has held various positions with Planar, including Director of Engineering, Quality and Manufacturing. Mr. Barnes received a BS in Industrial Engineering from Stanford University.

Stephen M. Going. Mr. Going joined Planar as Vice President, General Counsel and Secretary in March 2007. From September 2005 to March 2007, Mr. Going served as Vice President, General Counsel and Secretary of Merix Corporation. Mr. Going served as Vice President, General Counsel and Secretary of Merant PLC from March 2002 to June 2004. From August 2000 to March 2002, Mr. Going was a partner in the Portland, Oregon office of Perkins Coie LLP, a large international law firm. Mr. Going has also been a Partner in the Portland, Oregon law firm Ater Wynne LLP, the Company’s outside legal counsel. Mr. Going holds a BS in Business Administration with a concentration in Finance from Oregon State University and a Juris Doctorate from the UCLA School of Law.

EXECUTIVE COMPENSATION

Overview of Planar’s Executive Compensation Program

Executive compensation plans and arrangements at Planar are determined by the Compensation Committee (the “Committee”) of our Board of Directors. The Committee makes all decisions regarding executive compensation, including the compensation of our named executive officers. The Committee is composed of E. Kay Stepp, who served as Chairperson, and J. Michael Gullard, each of whom is an independent director who is not an employee of, or has any material business relationship with, the Company or its subsidiaries.

The Committee’s primary objectives with respect to the compensation programs for our named executive officers are to ensure that our executive compensation programs: attract, motivate and retain well qualified and high performing executive officers, reflect a strong correlation between Company performance and compensation levels, are aligned with, and support the successful achievement of, the Company’s strategic business objectives, and at all times serve to drive the enhancement of shareholder interests.

In setting executive compensation for named executive officers, the Committee considers all elements of the executive compensation program as a total package, as well as each element separately. The Committee strives to balance all of the compensation elements to arrive at what it believes is an appropriate and competitive compensation package. For fiscal 2010 the Company’s on-going executive compensation program consisted of four elements of compensation intended to reward and motivate executives in a manner consistent with the objectives stated above:

•	Base Salary;

•	Benefits;

•	Annual cash incentive compensation under the Company’s fiscal 2010 Annual Performance Incentive Plan (or “APIP”); and

•	Multi-year equity incentive compensation in the form of restricted share awards subject to vesting.

Base Salary. Base salary provides each named executive officer with a base level of income, and is paid on a bi-weekly schedule. The Committee’s base salary decisions for an individual named executive officer take into account many factors, including the executive’s performance in the most recent fiscal year, the executive’s current role and responsibilities with the Company, market data as provided by data derived from publicly available sources, including third party surveys and reports or, when engaged, an independent compensation consultant and the Committee’s view of the executive’s future potential with the Company.

Benefits. The Committee also establishes benefit programs based on assessment of competitive market factors, affordability to the Company and a determination of what is required to attract and retain talented personnel. Primary benefits available to executive officers, include general health, dental and vision plans, 401(k) savings plan and various insurance plans, including disability and life insurance. The named executive officers are eligible to participate in these plans on the same terms and conditions as all other eligible employees.

Annual Performance Incentive Plan. In fiscal 2010 the Company provided the named executive officers with the opportunity to earn annual cash awards under an annual performance incentive plan called the Annual Performance Incentive Plan (the “APIP”). The APIP is intended to provide an incentive for members of senior management, including the named executive officers, to drive achievement of the Company’s shorter-term objectives which are typically derived from the annual operating financial plan approved by the Board of Directors. The target amount of the annual performance cash award is established each year as a percentage of base salary. Awards are made only to the extent Company or individual performance meets or exceeds performance objectives or metrics established by the Committee for the applicable plan period. Amounts paid the named executive officers under the fiscal 2010 APIP represented the payment, made in four equal quarterly installments, of an amount equal to 50.0 percent of annual target variable compensation that was accrued at the end of fiscal 2009 for financial performance during the second half of fiscal 2009. In addition, in early fiscal

2011 named executive officers received an additional payment, equal to approximately 32.9 percent of annual target variable compensation, based on the Company’s partial achievement of a non-GAAP consolidated gross margin dollar goal established for fiscal 2010.

Equity Compensation. Historically, the Company has used several forms of equity compensation including stock options, tenure-based restricted stock grants and performance-based restricted stock grants. Since 2006 the Company has generally used a mix of stock options, tenure-based restricted stock grants and performance-based restricted stock grants when granting equity to newly hired named executive officers. Ongoing annual grants to named executive officers are generally granted as performance based restricted stock. For fiscal years 2007, 2008 and 2009 all on-going executive equity grants vest based upon the achievement of specific, predetermined performance goals under the Company’s Long Term Incentive Plan (LTIP). However, in fiscal 2010 based on consideration of a variety of factors, including the following, the Committee utilized tenure-based restricted stock awards that vest over a three-year period:

•	the impact of the worldwide economic crisis on the Company’s business,

•

the associated weakening of the existing LTIP’s to represent a meaningful incentive (based on the inability to meet the performance metrics established under the performance-based LTIP awards in prior years),

•	the Company’s adoption of a short-term strategy to limit growth investments and preserve cash,

•	the increased scope of duties undertaken by certain executives, and

•	general retention concerns.

The fiscal 2010 awards were comprised primarily of newly issued shares under the 2009 Plan but also included amending the grant terms of shares granted under prior LTIP’s. The following table shows the number of shares of restricted stock granted to named executive officers that may be earned over the Fiscal 2010—Fiscal 2012 period:

Executive Officer	Newly Issued Shares	Additional Amended Shares	Total Targeted Shares
Gerald K. Perkel	186,666	106,667	293,333
E. Scott Hildebrandt	81,776	40,000	121,776
Douglas K. Barnes	78,334	33,333	111,667

Summary Compensation Table

The following table sets forth information regarding compensation for the Company’s President and Chief Executive Officer and each of the other two highest paid executive officers (together, the “named executive officers”) for fiscal years 2009 and 2010. All numbers are rounded to the nearest dollar.

Name	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Gerald K. Perkel,	2010	$461,155	—	$207,026	$—	$287,500	$27,669	$983,350
President and Chief Executive Officer (6)	2009	$462,083	—	$1,188,476	$117,943	$—	$25,275	$1,805,777

E. Scott Hildebrandt,	2010	311,129	—	85,869	—	131,752	9,800	538,550
Vice President and Chief Financial Officer	2009	308,767	—	607,463	71,519	—	439	737,226

Douglas K. Barnes,	2010	268,518	—	84,195	7,435	93,730	9,800	463,678
Vice President and General Manager (7)	2009	267,800	30,000	345,272	7,587	—	33,510	704,807

(1)	Represents amounts paid as achievement bonuses awarded at the discretion of the Compensation Committee.

(2)	Represents the aggregate grant date fair value recognized under FASB Accounting Standards Codification Topic 718, “Compensation-Stock Compensation” (“ASC Topic 718”) in the applicable fiscal year with respect to performance based restricted stock awards (including the awards from previous fiscal years repurposed in fiscal 2009) and tenure-based restricted stock awards granted in fiscal years 2010, 2009 and prior years. See the discussion following this table for information regarding the grant of shares during fiscal 2010 and the repurposing, during fiscal 2009, of grants made in prior fiscal years. The valuation assumptions for our restricted stock grants are described in Footnote 12 to our financial statements included in our Annual Report of Form 10-K for the year ended September 24, 2010.

(3)	Represents the aggregate grant date fair value recognized under ASC Topic 718 in the applicable fiscal year with respect to stock options granted in prior years. The valuation assumptions for our stock options are described in Footnote 12 to our financial statements included in our Annual Report of Form 10-K for the year ended September 24, 2010.

(4)	Unless otherwise noted, all amounts listed under the Non-Equity Incentive Plan Compensation consist of amounts paid under our fiscal 2010 Annual Performance Incentive Plan (or “APIP”).

(5)	Except as otherwise described in the footnotes below, the amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officer to the Company sponsored 401(k) employee savings plan covering all the Company’s U.S. employees.

(6)	The amount set forth for Mr. Perkel under All Other Compensation includes $9,800 of 401(k) matching contributions, $15,850 for financial planning and tax services and $2,019 for supplemental life insurance premiums.

(7)	The amount set forth for Mr. Barnes under All Other Compensation includes $9,800 and $9,619 of 401(k) matching contributions for fiscal years 2010 and 2009, respectively, and $23,891 representing monies paid pursuant to an expatriate agreement to the German Tax Authority in fiscal year 2009 for taxes related to Mr. Barnes’ foreign assignment to Germany for the Company (which assignment ended in fiscal year 2007).

Outstanding Equity Awards At Fiscal Year End

The following table provides information regarding the number and estimated value of outstanding stock options and unvested stock awards held by each of the named executive officers at September 24, 2010.

		Option Awards					Stock Awards
	Grant Date	Number of Securities underlying Unexercised Options: Exercisable		Number of Securities underlying Unexercised Options: Unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock unvested	Market value of shares or units of stock unvested		Equity Incentive Plan Awards: Number of unearned shares or units unvested		Equity Incentive Plan Awards: Value of unearned shares or units unvested
Gerald K. Perkel	9/26/05	240,000	(1)		$7.85	9/25/15
	5/10/07									14,583	(2)	$31,645
	10/09/07									165,000	(2)	358,050
	10/10/08									33,750	(2)	73,238
	11/20/09						195,557	$424,359	(3)

E. Scott Hildebrandt	11/22/05	120,000	(1)		9.44	11/22/15
	4/11/07									45,000	(2)	97,650
	10/09/07									20,000	(2)	43,400
	10/10/08									15,000	(2)	32,550
	11/20/09						81,112	176,013	(3)

Douglas K. Barnes	10/29/04	20,000	(4)		9.85	10/29/14
	8/11/05	5,000	(5)		7.71	8/11/15
	12/08/05	30,000	(5)		9.50	12/08/15
	9/06/06									4,000	(2)	8,680
	4/11/07									26,250	(2)	56,963
	10/09/07									30,000	(2)	65,100
	10/10/08									6,417	(2)	13,925
	11/20/09						74,447	161,550	(3)

(1)	Options vest over 4 years, 25% on first anniversary, and 6.25% on the last day of the fiscal quarter thereafter. Options have a 10 year term.

(2)	Shares vest based on the achievement of certain performance metrics for a term through the end of fiscal year 2015.

(3)	Shares vest quarterly over three years.

(4)	Options vest over 4 years, 25% at 30 months and 25% semiannually thereafter. Options have a 10 year term.

(5)	Options vest over 4 years, 25% on the first anniversary, and 6.25% quarterly thereafter. Options have a 10 year term.

Employment Agreements

The Company and Gerald K. Perkel have entered into an Executive Employment Agreement dated and effective as of September 26, 2005, that was amended and restated effective December 31, 2008 (“Employment Agreement”). The Employment Agreement had an initial term ending September 26, 2008, and provides that on each anniversary thereafter, the term of the Employment Agreement will be automatically extended by one additional year, unless either party gives 90 days prior written notice that the term of the Employment Agreement will not be so extended. If a “Change in Control” (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, the Employment Agreement will continue in effect until two years after the Change in Control.

Pursuant to the Employment Agreement, in fiscal 2011 Mr. Perkel is paid a base salary of $470,000 per year and has an annual cash bonus target of 125% of his base salary. Mr. Perkel is entitled to receive such insurance and employment benefits as are available to other executive officers of the Company, plus certain additional life insurance benefits.

If Mr. Perkel’s employment is terminated by the Company for “Cause” (as defined in the Employment Agreement) or if Mr. Perkel terminates his employment with the Company without “Good Reason” (as defined in the Employment Agreement), Mr. Perkel would be paid the amount of his base salary and annual bonus earned and payable through the effective date of such termination, together with any other compensation or benefits that have been earned but not yet paid to him.

If the Company terminates Mr. Perkel’s employment other than for cause or if Mr. Perkel terminates employment for Good Reason, or if the Company notifies Mr. Perkel that the term of his Employment Agreement will not be extended and not in connection with a change in control, he will be entitled to receive the following:

•

For a period of twenty-four (24) months following the effective date of his termination, the Company shall continue to pay Mr. Perkel his then current base salary, payable according to the Company’s normal payroll practices;

•

If Mr. Perkel elects to continue his group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse Mr. Perkel for the premiums paid by him for his COBRA continuation coverage for a period of up to eighteen (18) months following the effective date of termination;

•

Subject to the Company’s ability to obtain such coverage under its group health plans and Mr. Perkel’s eligibility under the Company’s group health plans and following exhaustion of any applicable COBRA continuation periods, Mr. Perkel may continue his group health plans (medical, dental and vision) coverage for himself only, at his expense from the date he would otherwise lose coverage until he reached age 65;

•

The Company will pay the premiums to continue basic life, supplemental life and disability insurance coverage maintained by Mr. Perkel through the Company (or, if the terms of such plans do not permit coverage of former employee, the Company will pay the premiums for insurance providing substantially the same coverage) for a period of eighteen (18) months following the effective date of termination; and

•

Full vesting of Mr. Perkel’s then-outstanding equity awards that would, by their terms, vest within twelve months of the effective date of termination, including one-third of all unvested or unearned restricted stock performance share grants (Long Term Incentive Plan equity grants).

If the Company terminates Mr. Perkel’s employment other than for cause or if Mr. Perkel terminates employment for Good Reason, or if the Company notifies Mr. Perkel that the term of his Employment Agreement will not be extended within twenty-four (24) months after a change in control of the Company, or if Mr. Perkel is terminated and a Change in Control occurs within ninety (90) days following his termination, Mr. Perkel will be entitled to receive the following:

•

A single payment equal to the higher of two times his annual base salary in effect just prior to the notice of termination or his base salary in effect immediately prior to the Change in Control, plus two times the higher of his target incentive for the year in which the notice of termination is given or his target incentive for the year in which the Change in Control occurs;

•

If Mr. Perkel elects to continue his group health benefits under COBRA, the Company will reimburse Mr. Perkel for the premiums paid by him for his COBRA continuation coverage (for himself and his dependents, if applicable) for a period of up to eighteen (18) months following the effective date of termination;

•

Subject to the Company’s ability to obtain such coverage under its group health plans and Mr. Perkel’s eligibility under the Company’s group health plans and following exhaustion of any applicable COBRA continuation periods, Mr. Perkel may continue his group health plans (medical, dental and vision) coverage for himself only, at his expense from the date he would otherwise lose coverage until he reached age 65;

•

The Company will pay the premiums to continue basic life, supplemental life and disability insurance coverage maintained by Mr. Perkel through the Company (or, if the terms of such plans do not permit coverage of former employee, the Company will pay the premiums for insurance providing substantially the same coverage) for a period of twenty four (24) months following the effective date of termination; and

•	Full vesting of Mr. Perkel’s then-outstanding equity awards including all unvested or unearned restricted stock performance share grants (Long Term Incentive Plan equity grants).

In the event that Mr. Perkel’s employment is terminated as a result of his death or disability, the Company will (i) pay Mr. Perkel or his estate all compensation and benefits that have been earned but not yet paid, plus an amount equal to 18 months base salary; (ii) provide Mr. Perkel and/or Mr. Perkel’s family with basic life, supplemental life, accident, medical and dental insurance benefits for a period of 18 months after termination; and (iii) accelerate the vesting of all outstanding stock options and stock grants (except certain stock grants with performance-based vesting) that would, by their terms, vest within 18 months after the date of termination of employment.

Executive Severance Agreements

The Company has entered into Amended and Restated Executive Severance Agreements (the “Agreements”) with certain executive officers, including Messrs. Barnes and Hildebrandt. The Agreements are for a term ending on October 1, 2008, provided that on that date and each anniversary thereafter, the term of the Agreements will be automatically extended by one additional year unless either party gives 90 days prior written notice that the term of an Agreement will not be so extended. If a “Change in Control” (as defined in the Agreements) occurs during the term of Agreements, the Agreements will continue in effect until two years after the Change in Control.

E. Scott Hildebrandt. Under the Agreement between the Company and Mr. Hildebrandt, if the Company terminates his employment other than for cause or if the Company notifies Mr. Hildebrandt that the term of his Agreement will not be extended and not in connection with a change in control, he will be entitled to receive the following:

•

For a period of eighteen (18) months following the effective date of his termination, the Company shall continue to Mr. Hildebrandt his then current base salary, payable according to the Company’s normal payroll practices;

•

If Mr. Hildebrandt elects to continue his group health benefits under COBRA, the Company will reimburse Mr. Hildebrandt for the premiums paid by him for his COBRA continuation coverage for a period of up to eighteen (18) months following the effective date of termination;

•

Subject to the Company’s ability to obtain such coverage under its group health plans and Mr. Hildebrandt’s eligibility under the Company’s group health plans and following exhaustion of any applicable COBRA continuation periods, Mr. Hildebrandt may continue his group health plans (medical, dental and vision) coverage for himself only, at his expense from the date he would otherwise lose coverage until he reached age 65; and

•	The Company will make available to Mr. Hildebrandt for a period of twelve (12) months after termination outplacement services in an outplacement program and with a provider selected by the Company.

If Mr. Hildebrandt’s employment is terminated without cause or if Mr. Hildebrandt terminates employment for Good Reason, or if the Company notifies Mr. Hildebrandt that the term of his Agreement will not be extended within twenty-four (24) months after a change in control of the Company, or if Mr. Hildebrandt is terminated and a Change in Control occurs within ninety (90) days following his termination:, Mr. Hildebrandt will be entitled to receive the following:

•

Each month for a period of eighteen (18) months following the effective date of Mr. Hildebrandt’s termination the Company will continue to pay his base salary in affect at the time of termination, plus one-twelfth of 100% of the targeted annual incentive for the year in which notice of termination is delivered, payable according to the Company’s normal payroll practices;

•

If Mr. Hildebrandt elects to continue his group health benefits under COBRA, the Company will reimburse Mr. Hildebrandt for the premiums paid by him for his COBRA continuation coverage (for himself and his dependents, if applicable) for a period of up to eighteen (18) months following the effective date of termination;

•

Subject to the Company’s ability to obtain such coverage under its group health plans and Mr. Hildebrandt’s eligibility under the Company’s group health plans and following exhaustion of any applicable COBRA continuation periods, Mr. Hildebrandt may continue his group health plans (medical, dental and vision) coverage for himself only, at his expense from the date he would otherwise lose coverage until he reached age 65;

•

The Company will make available to Mr. Hildebrandt for a period of twelve (12) months after termination outplacement services in an outplacement program and with a provider selected by the Company; and

•

All outstanding options to purchase stock of the Company (or any successor) held by Mr. Hildebrandt that are subject to time-based vesting and all grants of restricted Company stock held by Mr. Hildebrandt that are subject to time-based vesting shall become fully vested as of the effective date of his termination. Upon a change of control all performance based restricted shares are converted to time-based restricted stock and would become fully vested as of the date of termination.

Douglas K. Barnes. Under the Agreement between the Company and Douglas K. Barnes, if the Company terminates his employment other than for cause or if the Company notifies Mr. Barnes that the term of his Agreement will not be extended and not in connection with a change in control, he will be entitled to receive the following:

•

For a period of twelve (12) months following the effective date of his termination, the Company shall continue to pay Mr. Barnes his then current base salary, payable according to the Company’s normal payroll practices;

•

If Mr. Barnes elects to continue his group health benefits under COBRA, the Company will reimburse him for the premiums paid by him for COBRA continuation coverage for a period of up to eighteen (18) months following the effective date of the termination; and

•	The Company will make available to Mr. Barnes for a period of twelve (12) months after termination outplacement services in an outplacement program and with a provider selected by the Company.

If Mr. Barnes’ employment is terminated without cause or if Mr. Barnes terminates employment for Good Reason, or if the Company notifies Mr. Barnes that the term of his Agreement will not be extended within twenty-four (24) months after a change in control of the Company, or if Mr. Barnes is terminated and a Change in Control occurs within ninety (90) days following termination, Mr. Barnes will be entitled to receive the following:

•

Each month for a period of twelve (12) months following the effective date of termination the Company will continue to pay his base salary in affect at the time of termination, plus one-twelfth of 100% of the targeted annual incentive for the year in which notice of termination is delivered, payable according to the Company’s normal payroll practices;

•

If Mr. Barnes elects to continue his group health benefits under COBRA, the Company will reimburse him for the premiums paid by him for COBRA continuation coverage (for him and his dependents, if applicable) for a period of up to eighteen (18) months;

•	The Company will make available to Mr. Barnes, for a period of twelve (12) months after termination, outplacement services in an outplacement program and with a provider selected by the Company; and

•

All outstanding options to purchase stock of the Company (or any successor) held by Mr. Barnes that are subject to time-based vesting and all grants of restricted Company stock held him that are subject to tenure–based vesting shall become fully vested as of the effective date of his termination. Upon a change of control all performance based restricted shares are converted to time-based restricted stock and would become fully vested as of the date of termination.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public Company to its Chief Executive Officer and certain other highly compensated executive officers to $1.0 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Company believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives or promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of the Company’s compensation programs, including base salaries, annual performance incentive plan and restricted stock that vest over time may not qualify under the IRS rules as compensation excluded from the limitation on deductibility. For fiscal year 2010, all compensation paid to the named executive officers was deductible.

Equity Compensation Plan Information

The following table provides information with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans as of September 24, 2010. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally granted those options. Footnote (4) to the table sets forth the total number of shares of Common Stock issuable upon the exercise of those assumed options as of September 24, 2010, and the weighted average exercise price of those options.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders (1)	345,338	$14.05	2,348,106
Equity Compensation Plans Not Approved by Shareholders (2)	790,598	9.31	—

Total (3)	1,135,936	$10.75	2,348,106

(1)	Consists of the Company’s Amended and Restated 1993 Stock Option Plan for Nonemployee Directors, 1996 Stock Incentive Plan, 2004 Employee Stock Purchase Plan and 2009 Incentive Plan.

(2)

Consists of the Company’s 1999 Nonqualified Stock Option Plan, the Company’s 2007 New Hire Incentive Plan and nonqualified stock options granted under individual inducement plans to Gerald K. Perkel in fiscal 2005, E. Scott Hildebrandt in fiscal 2006, and Stephen M. Going in fiscal 2007. All of these stock options have an exercise price equal to the fair market value of the Common Stock on the date the option was granted. All other options granted before fiscal year 2007 have a ten-year term and vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting quarterly thereafter. Options granted after fiscal year 2007 have a seven-year term and vest over a three-year period, with one-third vesting on each of the first three anniversaries of the date of grant.

(3)	The table does not include information for equity compensation plans assumed by the Company in connection with acquisitions of the companies which originally established those plans. As of September 24, 2010, a total of 100,996 shares of Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $6.61 per share. No additional options may be granted under those plans.

The 1999 Nonqualified Stock Option Plan. The 1999 Nonqualified Stock Option Plan (the “Nonqualified Plan”) was not approved by shareholders. Effective upon the approval of the 2009 Plan (as defined below), no shares would be available for future option grants under the Nonqualified Plan. Options were available for grant under the Nonqualified Plan to employees of the Company who are neither officers nor Directors at the time of grant. The Board authorized 1,565,000 shares of Common Stock for issuance under the Nonqualified Plan. All options were granted with an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each option is subject to vesting in installments over the optionee’s period of service with the Company. All options are non-statutory options under the federal tax law. As of September 24, 2010, options covering 346,598 shares of Common Stock were outstanding under the Nonqualified Plan and options covering zero shares had been exercised. As noted above, as of September 24, 2010, zero shares remained available for future option grants.

2007 New Hire Incentive Plan. The 2007 New Hire Incentive Plan (the “New Hire Incentive Plan”) was not approved by shareholders. Effective upon the approval of the 2009 Plan, no shares would be available for future grants under the New Hire Incentive Plan. Options were available for grant under the New Hire Incentive Plan only as an inducement to employment to persons not previously employed by the Company (including employees hired in connection with a merger or acquisition) or rehired after a bona fide period of interruption of employment. The Board authorized 400,000 shares of Common Stock for issuance under the New Hire Incentive Plan. All options were granted with an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each option is subject to vesting in installments over the optionee’s period of service with the Company. All options are non-statutory options under the federal tax law. As of September 24, 2010, options covering 14,000 shares of Common Stock were outstanding under the New Hire Incentive Plan and, as noted above, zero shares remained available for future option grants.

2009 Incentive Plan. On November 20, 2009, the Company’s shareholders approved the Planar Systems, Inc. 2009 Incentive Plan (the “2009 Plan”). The 2009 Plan replaces the Company’s Amended and Restated 1993 Stock Incentive Plan for Nonemployee Directors, Clarity Visual Systems, Inc. 1995 Stock Incentive Plan, Clarity Visual Systems, Inc. Non-Qualified Stock Option Plan, 1996 Stock Incentive Plan, 1999 Nonqualified Stock Option Plan, 2007 New Hire Incentive Plan, and any individual inducement award, which are collectively referred to here as the “Prior Plans.” The 2009 Plan authorizes the issuance of 1,300,000 shares of our common stock. In addition, up to 2,963,375 shares subject to awards outstanding under the Prior Plans on the date the 2009 Plan was approved by the Company’s shareholders may become available for issuance under the 2009 Plan to the extent that these shares cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards). The maximum number of shares that may be issued under the 2009 Plan is 4,263,375 shares, including shares that may become available from the Prior Plans. The Company issued a total of 806,900 shares of restricted stock to employees in 2010. In the Proxy Statement dated October 16, 2009 issued in connection with the approval of the 2009 Plan, the Company pledged (the “Burn Rate Pledge”) to limit its average annual “burn rate” (shares issued to employees, directors, and consultants under its compensatory equity arrangements) to 6.3% of the Company’s weighted average legally issued and outstanding shares. The 806,900 full value shares issued in fiscal 2010 represented 6.1% of the Company’s 19,867,114 weighted average legally issued and outstanding shares for fiscal 2010 (with full value shares such as those issued by the Company during fiscal 2010 deemed to equal 1.5 shares per the terms of the Burn Rate Pledge).

DIRECTOR COMPENSATION

The Chairman of the Board receives an annual retainer of $60,000. Nonemployee directors of the Company, other than the Chairman, receive a $35,000 annual retainer. Audit Committee members receive an annual retainer of $12,000 and the Chair of the Audit Committee receives an additional annual retainer of $7,000. Compensation Committee members receive a $9,000 annual retainer, and the Chair of the Compensation Committee receives an additional annual retainer of $5,000. Governance Committee members receive an annual retainer of $4,000 and the Chair of the Governance Committee receives an additional annual retainer of $2,000. In fiscal year 2010, each nonemployee director also received 15,000 shares of restricted stock that vest on the earlier of one year after the date of grant or the date of the Company’s next annual meeting of shareholders. The closing price of the Company’s shares on the date of grant was $2.51 per share. Under certain circumstances, the nonemployee directors of the Company are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings.

The table below summarizes the compensation paid to our nonemployee directors during the fiscal year ended September 24, 2010:

Director Name	Fees earned or paid in cash ($)	Restricted Stock awards ($) (1)(3)	Stock Option awards ($) (1)(2)	Total ($)
J. Michael Gullard	$56,000	$27,560	$2,676	$86,236
Carl W. Neun	54,000	27,560	—	81,560
E. Kay Stepp	53,000	27,560	—	80,560
Gregory H. Turnbull	64,000	27,560	—	91,560
Steven E. Wynne	53,000	27,560	—	80,560

(1)	Represents the amount of compensation expense recognized under ASC Topic 718 in fiscal year 2010 with respect to shares of time-based restricted stock awarded in fiscal year 2010.

(2)	The aggregate number of stock options outstanding at September 24, 2010 was as follows: Mr. Gullard—16,000; Mr. Neun—51,000; Ms. Stepp—42,000; Mr. Turnbull—63,338; Mr. Wynne—38,000.

(3)	The aggregate number of shares of unvested restricted stock outstanding as of September 24, 2010 was as follows: Mr. Gullard—15,000; Mr. Neun—15,000; Ms. Stepp—15,000; Mr. Turnbull—15,000; Mr. Wynne—15,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to fiscal year 2010 or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities have been complied with for fiscal year 2010.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors who are considered independent under applicable SEC and Nasdaq Stock Market rules. The Audit Committee operates under a written charter adopted by the Board on May 5, 2000 and amended on December 16, 2003. The primary purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Audit Committee annually appoints the Company’s independent registered public accounting firm. The Board of Directors has determined that Mr. Neun qualifies as an “audit committee financial expert” for purposes of regulations of the SEC.

Management is responsible for preparing the Company’s consolidated financial statements, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Statement on Auditing Standards No. 114 (“SAS 114”) (The Auditor’s Communication with Those Charged with Governance). SAS 114 requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of its audit of the Company’s consolidated financial statements with respect to:

•	Its responsibility under professional standards;

•	Significant accounting policies;

•	Critical accounting policies and practices;

•	Qualitative aspects of accounting practices;

•	Significant management judgments and accounting estimates;

•	Uncorrected and corrected misstatements;

•	Disagreements with management;

•	Management’s consultation with other accountants;

•	Significant issues discussed, or subject to correspondence with management;

•	Significant difficulties encountered during the audit;

•	Other significant findings or issues; and

•	Confirmation of audit independence.

The Audit Committee discussed with KPMG LLP its independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence to the effect that, in its professional judgment, KPMG LLP is independent of the Company within the meaning of the federal securities laws. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining its independence.

Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 24, 2010 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Carl W. Neun, Chair

J. Michael Gullard

Steven E. Wynne

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of Common Stock as of December 6, 2010 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s nominees for election as director, (iv) each of the Company’s named executive officers, and (v) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Outstanding
Royce & Associates, LLC (2)	2,008,193	10.1%
745 Fifth Avenue
New York, NY 10151

Renaissance Technologies Corp. (3)	1,229,700	6.2
800 Third Avenue
New York, NY 10022

Dimensional Fund Advisors LP (4)	1,157,187	5.8
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Seth W. Hamot (5)	1,091,532	5.5
Roark, Reardon & Hamot, LLC
Costa Brava Partnership III L.P.
420 Boylston Street
Boston, MA 02116

Gerald K. Perkel	634,557	3.1

J. Michael Gullard	53,845	*

Carl W. Neun	77,367	*

E. Kay Stepp	84,845	*

Gregory H. Turnbull	143,412	*

Steven E. Wynne	68,367	*

E. Scott Hildebrandt	275,562	1.4

Douglas K. Barnes	150,457	*

Executive Officers and Directors as a group (9 persons)	1,618,416	7.8

*	less than one percent

(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from December 6, 2010 and shares of restricted stock that vest within 60 days from December 6, 2010 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of (i) shares of restricted stock that will vest within 60 days of December 6, 2010; and (ii) shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of December 6, 2010 is as follows: Mr. Perkel—264,444; Mr. Gullard—16,000; Mr. Neun—41,000; Ms. Stepp—42,000; Mr. Turnbull—63,338; Mr. Wynne—38,000; Mr. Hildebrandt—130,139; Mr. Barnes—64,305; and all directors and officers as a group—736,726.

(2)	This information as to beneficial ownership is based on a Schedule 13G filed by Royce & Associates, LLC (“Royce”) with the SEC on April 6, 2010. The Schedule 13G states that Royce is the beneficial owner of 2,008,193 shares of Common Stock, as to which it has sole voting power and sole dispositive power.

(3)	This information as to beneficial ownership is based on a Schedule 13G filed by Renaissance Technologies Corp. and James H. Simons (“Renaissance”) with the SEC on February 12, 2010. The Schedule 13G states that Renaissance is the beneficial owner of an aggregate of 1,229,700 shares of Common Stock, as to which it has sole voting power and sole dispositive power.

(4)	This information as to beneficial ownership is based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”) with the SEC on February 8, 2010. The Schedule 13G states that Dimensional is the beneficial owner of an aggregate of 1,157,187 shares of Common Stock, including 1,135,882 shares as to which it has sole voting power and 1,157,187 shares as to which it has sole dispositive power.

(5)	This information as to beneficial ownership is based on a Schedule 13G filed by Seth Hamot, Roark, Reardon & Hamot, LLC, and Costa Brava Partnership III L.P. (the “Reporting Persons”) with the SEC on February 16, 2010. The Schedule 13G states that the Reporting Persons are the beneficial owner of an aggregate of 1,091,532 shares of Common Stock, as to which they have sole voting and dispositive power.

PROPOSAL NO. 2

RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been selected by the Audit Committee to serve as the Company’s independent auditors for fiscal year ending September 30, 2011. KPMG LLP has served as the Company’s independent auditors since 1983. Although Planar is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment in future periods. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended September 24, 2010 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $532,000. Fees billed by KPMG LLP for those services for the fiscal year ended September 25, 2009 were $680,000.

Tax Fees. The aggregate fees billed by KPMG LLP for professional services for tax compliance, tax advice, tax planning and fees relating to federal, state, local and international tax filings were $138,000 for the fiscal year ended September 24, 2010. The aggregate fees billed for tax compliance, tax advice and tax planning were $200,000 for the fiscal year ended September 25, 2009.

All Other Fees. KPMG LLP billed no additional fees for services other than as described above under “Audit Fees” and “Tax Fees” for the fiscal years ended September 24, 2010 and September 25, 2009.

All services to be provided by KPMG LLP are required to be approved by the Audit Committee, in advance. The audit and audit-related services are approved annually. These services include, but are not limited to, the annual financial statement audit, statutory audits of certain foreign subsidiaries and reviews of consolidated quarterly results as reported on Form 10-Q. With respect to services for other than audit and audit related services, at least annually, the independent auditor submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, at the time the Audit Committee reviews and approves the annual audit engagement. In conjunction with the Audit Committee’s regularly scheduled meetings, the independent auditor presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, the auditor must contact the Chair of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The Company has been informed by KPMG LLP that no persons other than KPMG LLP’s full-time, permanent employees spent time on the KPMG LLP engagement to audit the Company’s financial statements for fiscal 2010.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS PLANAR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2011. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR RATIFICATION OF SUCH APPOINTMENT UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2012 Proxy Statement. Any such proposal must be received by the Company not later than August 15, 2011. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2011 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitation may be made personally, or by mail, facsimile, telephone, e-mail or messenger. Planar will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 24, 2010 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended September 24, 2010 with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Corporate Secretary, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006.

By Order of the Board of Directors

Gerald K. Perkel
President and Chief Executive Officer

Beaverton, Oregon

December 13, 2010

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

PLANAR SYSTEMS, INC.	INTERNET http://www.proxyvoting.com/plnr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        85926

▼    FOLD AND DETACH HERE    ▼

Please mark your votes as indicated in this example	☒

1.	To elect one director for a two-year term and two directors for a three-year term.	FOR	WITHHOLD AUTHORITY	EXCEPTIONS*			FOR	AGAINST	ABSTAIN
Nominees:		☐	☐	☐	2.	To ratify the appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 30, 2011.	☐	☐	☐
01	Steven E. Wynne (two-year term)
02	Carl W. Neun (three-year term)
03	Gregory H. Turnbull (three-year term)
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE.					3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

Please check this box if you plan to attend the Annual Meeting.	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Planar Systems, Inc. account online.

Access your Planar Systems, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Planar Systems, Inc., now makes it easy and convenient to get current information on your shareholder account.

— View account status	— View payment history for dividends
— View certificate history	— Make address changes
— View book-entry information	— Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: www.RRDEZProxy.com/2010/PlanarSystems

▼ FOLD AND DETACH HERE ▼

PROXY

PLANAR SYSTEMS, INC.

Annual Meeting of Shareholders – January 20, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Planar Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Gerald K. Perkel and Gregory H. Turnbull, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 3:00 p.m. on Thursday, January 20, 2011 at 1195 NW Compton Drive, Beaverton, Oregon, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2011, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY’S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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